THIS IS NOT A LETTER OF TRANSMITTAL
NOTICE OF GUARANTEED DELIVERY
FOR COMMON SHARES OF
ZI CORPORATION
Pursuant to an Offer dated November 26, 2008, as amended on December 3, 2008 made by
NUANCE COMMUNICATIONS, INC.

USE THIS NOTICE OF GUARANTEED DELIVERY IF YOU WISH TO ACCEPT THE OFFER BUT YOUR COMMON SHARE CERTIFICATE(S) ARE NOT IMMEDIATELY AVAILABLE, YOU CANNOT COMPLETE THE PROCEDURE FOR BOOK-ENTRY TRANSFER ON A TIMELY BASIS OR YOU ARE NOT ABLE TO DELIVER YOUR COMMON SHARE CERTIFICATE(S) TO THE DEPOSITARY OR U.S. FORWARDING AGENT AT OR PRIOR TO THE EXPIRY TIME.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (CALGARY TIME) ON JANUARY 2, 2009 (THE “EXPIRY TIME”), UNLESS EXTENDED OR WITHDRAWN BY THE OFFEROR

This Notice of Guaranteed Delivery must be used to accept the offer dated November 26, 2008, as amended on December 3, 2008 (the “Offer”) made by Nuance Communications, Inc., a Delaware corporation (the “Offeror”), to holders of common shares of Zi Corporation (the “Common Shares”) if (i) the certificate(s) representing the Common Shares are not immediately available, (ii) the holder of Common Shares (the “Shareholder”) cannot complete the procedure for book-entry transfer on a timely basis, or (iii) the Shareholder is not able to deliver the certificate(s) and all other required documents to the Depositary or the U.S. Forwarding Agent at or prior to the Expiry Time. This Notice of Guaranteed Delivery may be delivered by hand, by registered mail, by courier or by mail or may be transmitted by facsimile transmission to the Depositary at the address or facsimile number, as applicable, set out below.

The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer to Purchase (including the Summary Term Sheet and Glossary) and accompanying Circular dated November 26, 2008, as amended December 3, 2008 (the “Offer to Purchase and Circular”) have the meanings ascribed to them in the Offer to Purchase and Circular.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

If a Shareholder wishes to deposit Common Shares pursuant to the Offer and the certificate(s) representing the Common Shares are not immediately available, the Shareholder cannot complete the procedure for book-entry transfer on a timely basis or the Shareholder is not able to deliver the certificate(s) and all other required documents to the Depositary or the U.S. Forwarding Agent at or prior to the Expiry Time, those Common Shares may nevertheless be deposited under the Offer, provided that all of the following conditions are met:

(a)	the deposit is made by or through an Eligible Institution;

(b)	this Notice of Guaranteed Delivery (or a facsimile hereof), properly completed and duly executed, including a guarantee by an Eligible Institution in the form specified below, is received by the Depositary, at the address specified below, at or prior to the Expiry Time; and

(c)	the certificate(s) representing all deposited Common Shares, together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) relating to such Common Shares, with any required signature guarantees, or a Book-Entry Confirmation with respect to the deposited Common Shares (and in the case of a book-entry transfer into the Depositary’s account at DTC, either a properly completed and duly executed Letter of Transmittal or an Agent’s Message) and all other documents required by the Letter of Transmittal, are received by the Depositary at the address specified below at or prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Date.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks or trust companies in the United States.

The undersigned understands and acknowledges that payment for Common Shares tendered pursuant to the Notice of Guaranteed Delivery will be made only after timely receipt by the Depositary of (i) certificate(s) representing such Common Shares, or a Book-Entry Confirmation with respect to the deposited Common Shares and (ii) a Letter of Transmittal (or a facsimile thereof) (or in the case of a book-entry transfer into the Depositary’s account at DTC, an Agent’s Message) properly completed and duly executed, with any signatures guaranteed, if so required, and all other documents required by the Letter of Transmittal at or prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Date. The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Common Shares on the purchase price of such Common Shares purchased by the Offeror, regardless of any delay in making such payment, and that the consideration for Common Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for Common Shares delivered to the Depositary before the Expiry Time.

All authority conferred, or agreed to be conferred, by this Notice of Guaranteed Delivery may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

TO: The Depositary, Computershare Investor Services Inc.

By Mail:	By Registered Mail, by Hand or by Courier:	By Facsimile Transmission:
P.O. Box 7021	100 University Avenue	(905) 771-4082
31 Adelaide St E	9th Floor
Toronto, Ontario	Toronto, Ontario
Canada, M5C 3H2	Canada, M5J 2Y1

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, THE LETTER OF TRANSMITTAL AND ACCOMPANYING CERTIFICATES MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY IN TORONTO, ONTARIO, WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL. THE GUARANTEE BELOW MUST BE COMPLETED.

DO NOT SEND CERTIFICATE(S) FOR COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATE(S) FOR COMMON SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The undersigned hereby deposits with the Offeror, upon the terms and subject to the conditions set forth in the Offer to Purchase and Circular and in the related Letter of Transmittal, receipt of which is hereby acknowledged, the Common Shares listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”.

Certificate Number(s) (if available)	Number of Common Shares	Name & Address of Shareholder (please print)

TOTAL SHARES

Dated:	Telephone (Business Hours) ( )	Signature

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, guarantees delivery to the Depositary, at its address set forth herein, of the certificate(s) representing the Common Shares deposited hereby each in proper form for transfer together with a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees, covering the deposited Common Shares and all other documents required by the Letter of Transmittal at or prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Date.

Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature

Address of Firm	Name (please print)

Title

Zip code/Postal code	Date

Area code and telephone number

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